UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 2, 2017

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 2, 2017, YuMe, Inc. (the “Company”) adopted a plan to restructure and streamline certain of its operations to further reduce the Company’s operating expenses and streamline and focus its European operations on its programmatic business. The Company anticipates that the restructuring plan will focus on its operations in the United Kingdom, will be implemented before the end of the first quarter of 2018 and is currently expected to result in fourth quarter 2017 cost savings between approximately $0.4 million and $0.6 million. The main elements of the Company’s restructuring plan include a workforce reduction and real estate consolidation focused in the United Kingdom.

As part of the restructuring plan, the Company expects to reduce its workforce by approximately 3% by the end of 2017. The changes to the workforce will be governed by local legal requirements, as appropriate. In the fourth quarter of 2017, the Company currently expects the workforce reduction to result in one-time severance costs of approximately $0.2 million and all other actions under the plan, including the real estate consolidation, to result in costs between approximately $0.1 million and $0.3 million.

This Item 2.05 contains forward-looking statements, including those relating to the expected costs and savings that may result from the planned restructuring. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to be different from those anticipated or contribute to such differences include the incurrence of unanticipated costs as the Company implements its restructuring plan, the failure to recognize the anticipated costs savings in the expected period, or at all, adverse consequences to the Company’s business as a result of these restructuring activities, including an adverse impact on the Company’s sales efforts, customer relationships and relations with employees that remain with the Company. These and other risk factors are discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and can be found at www.sec.gov, and in our future filings and reports with the SEC. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ Paul Porrini

Paul Porrini
Chief Executive Officer
(Chief Executive Officer and Duly Authorized Signatory)

Dated: October 6, 2017